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                                                                   Exhibit 10.23
                              CLARENT CORPORATION

                             EMPLOYMENT AGREEMENT
                                      for
                                 BARRY FORMAN

     This Employment Agreement ("Agreement") is entered into as of the 5th day of March 2001, by and between Barry Forman ("Executive") and Clarent Corporation, a Delaware corporation (the "Company").

     Whereas, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for his services; and

     Whereas, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation;

     Now, Therefore, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

     1.   Employment by the Company.
          --------------------------

          1.1 Subject to the terms set forth herein, the Company agrees to employ Executive in the position of Executive Chairman, and Executive hereby accepts such employment, effective as of March 5, 2001 (the "Employment Date"). Executive shall report to the Company's Board of Directors (the "Board"). Executive shall serve in an executive capacity and shall perform such duties as are directed to him by the Board. During the term of his employment with the Company, Executive will devote his best efforts and full time and attention (except for reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company.

          1.2 Executive's primary office location will be at the Company's corporate headquarters in Redwood City, California; however, during the time that he resides in the Seattle, Washington area, Executive may work from his home office or another Seattle location, so long as he is able to perform satisfactorily his job duties from such location(s). The Company will provide Executive with appropriate administrative support staffing for his work from such Washington location(s).

          1.3 The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions,

                                       1.

except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

     2.   Compensation.
          ------------

          2.1   Salary. Executive shall receive for services to be rendered
                ------
hereunder an annual base salary of $280,000, less required payroll deductions and withholdings. Executive will be eligible to receive annual adjustments to his base salary as determined by the Board, or a committee thereof, in its discretion.

          2.2   Bonus. Executive shall be eligible to receive bonuses based on
                -----
the Company's financial performance. Executive will receive a bonus of $50,000, less required payroll deductions and withholdings, if the Company fully meets its revenue ("top line") targets for Fiscal Year 2001. Executive will also receive, as a separate bonus, a bonus of $100,000, less required payroll deductions and withholdings, if the Company fully meets its net profit ("bottom line") targets for Fiscal Year 2001. The top line and bottom line targets described above will be given to Executive in writing within thirty (30) days after the date of this Agreement.

          2.3   Stock Option. The Company will grant Executive a stock option
                ------------
("Option") to purchase 600,000 shares of the Company's Common Stock under a plan or agreement ("Forman Option") approved by the Board. The exercise price of the Option shares shall be their fair market value at the time of the grant, as determined by the Board. The Option will vest over four years, with twenty-five percent (25%) of the shares vesting on the one-year anniversary of the vesting commencement date, and the remaining shares vesting in equal monthly installments thereafter. Subject to Sections 5.3 and 5.4 below, vesting of the Option will cease immediately in the event that Executive's employment relationship with the Company ends, for any reason, and Executive does not continue to provide uninterrupted service to the Company as a consultant, and such vesting shall cease even if Executive continues to serve as a Director on the Company's Board. During any and all time periods in which Executive provides service to the Company as an employee or consultant and the Option continues vesting, he shall not be eligible to receive any stock option grants pursuant to the Company's 1999 Non-Employee Directors' Stock Option Plan ("Directors Grants").

          2.4   Benefits. Executive shall be entitled to receive all standard
                --------
Company benefits for which he is eligible and that are provided to the Company's executive-level employees generally.

          2.5   Car Allowance. Executive shall be entitled to participate in the
                -------------
Company's car allowance program for its executive-level employees.

          2.6   Housing Allowance. During the time that Executive's principal
                -----------------
residence is located in the Seattle, Washington area, the Company will provide him with suitable living accommodations within a reasonable distance of the Company's corporate headquarters, at the Company's expense, in the reasonable determination of the Board.

                                       2.

          2.7   Vacation. Executive shall be entitled to vacation and illness
                --------
days during the term of this Agreement consistent with the Company's standard policies and practices for its executive-level employees generally.

     3.   Proprietary Information Obligations.
          -----------------------------------

          3.1   Agreement. Executive agrees to execute and abide by the
                ---------
Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit A.

          3.2   Remedies. Executive's duties under the Proprietary Information
                --------
and Inventions Agreement shall survive termination of his employment with the Company. Executive acknowledges that a remedy at law for any breach or threatened breach by him of the provisions of the Proprietary Information and Inventions Agreement would be inadequate, and he therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

     4.   Outside Activities.
          ------------------

          4.1 Except with the prior written consent of the Board, Executive will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which he is a passive investor. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties under this Agreement.

          4.2 Except as permitted by Section 4.3 below, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to the Company, or its business or prospects, financial or otherwise.

          4.3 During the term of his employment by the Company, except on behalf of the Company, Executive will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever, become financially interested in, be employed by, perform services for, or have any business connection with, any other person, corporation, firm, partnership or other entity whatsoever that competes directly, or is preparing to engage in competition, with the Company, throughout the world (collectively, "Competitor"), in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, he may own, as a passive investor, securities of any Competitor, so long as his direct holdings in any one such corporation shall not in the aggregate constitute more than 2 percent of the voting stock of such corporation.

     5.   Term; Termination.
          -----------------

          5.1 The term of this Agreement shall be for no specific period. The Company may terminate this Agreement and Executive's employment with or without Cause (as defined below), and Executive may terminate this Agreement and his

                                       3.

employment with or without Good Reason (as defined below), by giving written notice of termination to the other party.

          5.2 Subject to Section 5.3 below, in the event Executive's employment is terminated pursuant to Section 5.1 above or upon his death, the Company shall be obligated to pay Executive only his accrued and unpaid base salary and accrued and unused vacation time as of such termination or resignation date (the "Termination Date"), less required payroll deductions and withholdings, and no further vesting of Executive's Option shall occur after the Termination Date unless Executive continues to provide uninterrupted service to the Company as a consultant; provided, however, that upon cessation of vesting of the Option, Executive's vested Option shares will be exercisable in accordance with the exercise periods set forth in the applicable Option documentation.

          5.3 In the event the Company terminates Executive's employment without Cause or Executive terminates his employment for Good Reason, including but not limited to within twelve (12) months after a Change in Control (as defined below), as Executive's sole severance benefits: (a) the Company shall pay Executive an amount equal to twelve (12) months of his base salary as of the Termination Date, subject to standard payroll deductions and withholdings, and payable, at the Company's sole discretion, either in a lump sum or in twelve
(12) equal monthly installments over the twelve-month period following the Termination Date; (b) if Executive elects to continue his group health insurance coverage following his termination pursuant to federal COBRA law, the Company will reimburse Executive for the cost to continue his health insurance coverage under COBRA at the same level of coverage in effect during his employment, for twelve (12) months after the Termination Date, unless and until Executive becomes eligible to receive comparable benefits from another employer; and (c) the Company shall, in its sole discretion, either (i) accelerate the vesting of Executive's unvested Option shares so that an additional twelve (12) months of vesting will occur as of the Termination Date, or (ii) continue the vesting of the Option for an additional twelve (12) months from the Termination Date, if and as permitted by the applicable Option documentation.

          5.4 In the event Executive terminates his employment without Good Reason after the one year anniversary of the Employment Date, the Company shall continue the vesting of the Option for twelve (12) months from the Termination Date; provided, however, that (a) during any such continued vesting period Executive shall not be eligible to receive any Directors Grants, and (b) any such continued vesting shall cease immediately as of the date Executive ceases to serve as a Director on the Company's Board.

Executive agrees that the severance benefits due upon termination of employment pursuant to Section 5.3 above shall be conditioned on Executive's signing and delivering to the Company a full general release of claims as against the Company, its officers, directors, shareholders, employees and agents, in a form acceptable to the Company.

As used herein "Cause" shall mean Executive's: (i) unauthorized use or disclosure of trade secrets of the Company or other material breach of his Proprietary Information and Inventions Agreement; (ii) conviction of any felony under the laws of the United States or

                                       4.

any state thereof; (iii) fraud or dishonesty in carrying out his duties or which causes harm to the Company; or (iv) persistent failure to adequately perform his job duties, as determined by the Board in good faith, after providing Executive with notice of his performance deficiencies and an opportunity to cure such deficiencies within thirty (30) days of such notice, except that such notice and opportunity to cure are not required if they would be futile. Executive's physical or mental disability shall not constitute Cause, except as permitted by law.

As used herein "Good Reason" shall mean Executive's termination of his employment for either of the following reasons: (i) an involuntary reduction in Executive's base salary; or (ii) an involuntary and material reduction in Executive's position or job duties.

As used herein "Change in Control" shall have the meaning set forth in Section 8(b) or 8(c) of the Forman Option.

     6.   Golden Parachute Taxes. In the event that the severance and other
          ----------------------
benefits provided to Executive by this Agreement (i) constitute "parachute payments" within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this paragraph would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the "Excise Tax"), then Executive's benefits hereunder shall be either

          (i)   provided to Executive in full, or

          (ii) provided to Executive as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax,

whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by Executive, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and Executive agree otherwise in writing, any determination required under this paragraph shall be made in writing in good faith by a qualified third party (the "Professional Service Firm"). In the event of a reduction of benefits hereunder the reduction to zero dollars ($0) of all benefits paid in cash is insufficient to avoid liability under the Excise Tax., Executive shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this paragraph, the Professional Service Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. The Company and Executive shall furnish to the Professional Service Firm such information and documents as the Professional Service Firm may reasonably request in order to make a determination under this
Section 6. The Company shall bear all costs the Professional Service Firm may reasonably incur in connection with any calculations contemplated by this paragraph.

                                       5.

If, notwithstanding any reduction described in this paragraph, the Internal Revenue Service ("IRS") determines that Executive is liable for the Excise Tax as a result of the receipt of the payment of benefits described above, then Executive shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that Executive challenges the final IRS determination, a final judicial determination, a portion of the payment equal to the "Repayment Amount." The Repayment Amount with respect to the payment of benefits shall be the smallest amount, if any, as shall be required to be paid to the Company so that Executive's net after-tax proceeds with respect to any payment of benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in Executive's net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, Executive shall pay the Excise Tax.

Notwithstanding any other provision of this paragraph, if (i) there is a reduction in the payment of benefits as described in this paragraph, (ii) the IRS later determines that Executive is liable for the Excise Tax, the payment of which would result in the maximization of Executive's net after-tax proceeds (calculated as if Executive's benefits previously had not been reduced), and
(iii) Executive pays the Excise Tax, then the Company shall pay to Executive those benefits which were reduced pursuant to this paragraph contemporaneously or as soon as administratively possible after Executive pays the Excise Tax so that Executive's net after-tax proceeds with respect to the payment of benefits is maximized.

     7.   Nonsolicitation. While employed by the Company, and for one (1) year
          ---------------
immediately following the termination of Executive's employment for any reason, Executive agrees not to solicit, attempt to solicit, induce, or otherwise cause any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor of any person or entity other than the Company.

     8.   General Provisions.
          ------------------

          8.1   Notices. Any notices provided hereunder must be in writing and
                -------
shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company payroll.

          8.2   Severability. Whenever possible, each provision of this
                ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

                                       6.

          8.3   Waiver. If either party should waive any breach of any
                ------
provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

          8.4   Complete Agreement. This Agreement and its Exhibit A constitute
                ------------------
the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by an officer of the Company.

          8.5   Counterparts. This Agreement may be executed in separate
                ------------
counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

          8.6   Headings. The headings of the sections hereof are inserted for
                --------
convenience only and shall not be deemed to constitute a part hereof or to affect the meaning thereof.

          8.7   Successors and Assigns. This Agreement is intended to bind and
                ----------------------
inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

          8.8   Choice of Law. All questions concerning the construction,
                -------------
validity and interpretation of this Agreement will be governed by the law of the State of California.

     In Witness Whereof, the parties have executed this Agreement on the day and year first above written.

Clarent Corporation                          Barry Forman



By:  /s/ Jerry Chang                         By:  /s/ Barry Forman
     ----------------------------                 ------------------------------
     Name:  Jerry Chang                               Barry Forman
     Title: President & CEO

Date: March 5, 2001                          Date: March 5, 2001
     ----------------------------                 ------------------------------

                                       7.

                                   Exhibit A

                              CLARENT CORPORATION

                       EMPLOYEE PROPRIETARY INFORMATION
                           AND INVENTIONS AGREEMENT

          In consideration of my employment or continued employment by Clarent Corporation (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

                               1.  Nondisclosure

     1.1 Recognition of Company's Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

     1.2 Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

     1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

     1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.   Assignment of Inventions.

     2.1 Proprietary Rights. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

     2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

     2.3 Assignment of Inventions. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "Company Inventions."

     2.4 Nonassignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "Section 2870"). I have reviewed the notification on Exhibit A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

     2.5 Obligation to Keep Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

     2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

     2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

     2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. Additional Activities. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company, I will not directly or indirectly, on behalf of myself or any other person or entity, solicit, call upon, divert, take away, or recruit, or attempt to solicit, call upon, divert, take away, or recruit, any employees, customers, licensors, or licensees of the Company.

5. No Conflicting Obligation. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. Return of Company Documents. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7. Legal and Equitable Remedies. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. Notification of New Employer. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10. Insider trading policy. Attached to this Agreement, as Exhibit C, is the Company's Insider Trading Policy, as may be issued from time to time by the Company. Upon execution of this Agreement, I acknowledge and agree to adhere to such Insider Trading Policy.

11.  General Provisions.

     11.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Mateo County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

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

     11.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     11.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

     11.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     11.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

     11.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     11.7 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

    This Agreement shall be effective as of the first day of my employment with the Company, namely: 12 March, 2001.

    I have read this Agreement carefully and understand its terms. I have completely filled out Exhibit B to this Agreement.

Dated:  March 12, 2001
        --------------

/s/ Barry Forman
------------------------------
(Signature)

Barry Forman
------------------------------
(Printed Name)

Accepted and Agreed To:

Clarent Corporation

By: /s/ Julien Nepomucero
    --------------------------

Title: HR Assistant
       -----------------------

 700 Chesapeake Drive
------------------------------
(Address)

Redwood City, CA 94063
------------------------------

Dated: 03/12/01
       -----------------------

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